EXHIBIT 10.2.2

***Informal translation - for information purposes only***

Financial Aid Agreement

DATE 31 AUGUST 2005

BETWEEN

Samsonite

Samsonite Europe NV

Artois Plasturgie SAS

And

HB Group

LEXENS

128, Boulevard Haussmann

75008 Paris

This financial aid agreement (the “Financial Aid Agreement”) has been signed on 31 August 2005,

BETWEEN :

1.                            SAMSONITE, a company with limited liability (société par actions simplifiée), with a share capital of EUR 720,000, having its registered office at 27, rue de la Rochefoucauld, 75009 Paris, registered with the commercial register of Paris under number 652 024 159 RCS Paris, represented by Mr Marc Matton, in his capacity of chairman,

2.                            SAMSONITE EUROPE NV, a Belgian company, with a share capital of EUR 3,665,105.76, having its registered office at Westerring 17, 9700 Oudenaarde (Belgium), registered with the commercial register of Oudenaarde under number 16.079, represented by Mr Marc Matton, duly authorised by a meeting of the board of directors of 18 July 2005,

(hereinafter collectively referred to as the “Creditors” or “Transferors”),

AND:

3.                            ARTOIS PLASTURGIE, a company with limited liability (société par actions simplifiée), with a share capital of EUR 37,000, having its registered offices at 128, Boulevard Hausmann, 75008 Paris, registered with the commercial register of Paris under number 483 173 308 RCS Paris, duly represented by Mr Jean-Jaques Aurel, in his capacity of chairman,

(hereinafter referred to as the “Company” or the “Debtor”)

IN THE PRESENCE OF:

4.                            HB Group, a Luxembourg company, with a share capital of EUR 31,000, having its registered office at Rue de L’Industrie L-3895 FOETZ (Luxembourg), registered with the commercial register of Luxembourg under the number B-109972, represented by Mr Jean-Jaques Aurel, in his capacity of director, duly authorised by a meeting of the board of directors of the company dated 26 August 2005,

(hereinafter referred to as the “Transferee”)

The Creditors, the Company and HB Group are hereinafter collectively referred to as the “Parties”.

WHEREAS :

1.                                      Samsonite is the owner of and operates on the Site a business consisting of the fabrication and manufacture of luggage and plastic products known under the name «SIC ».

2.                                      As a result of economic difficulties in the fabrication and manufacture of luggage industry, and so as to avoid a hold of the Activities and the closure of the Site, Samsonite has expressed its intention to sell and has had various discussions with potential purchasers to take over the Site.

3.                                      Samsonite has withheld HB Group as takeover candidate.

4.                                        The labour unions of Samsonite (Comité Central d’Entreprise et Comité d’Établissement du Site), who were consulted on the envisaged Take-Over by HB Group, rendered their advice on the envisaged Take-Over on 10 June 2005 and 4 July 2005, respectively.

5.                                        In order to ensure the continued existence of the Site, and taking into account the envisaged re-launching measures of development and restructuring, HB Group has made its industrial project subject to the condition that Samsonite and Samsonite Europe NV, without being involved in any way in the management, assist in the reactivation and restructuring of the Activities by granting an exceptional advance (the “Financial Aid”) amounting to an aggregate amount of EUR 9,228,994.

6.                                        The Parties have agreed to enter into this Financial Aid Agreement, which is a condition precedent to the completion of the Take-Over of the Site.

Article 1 :      DEFINITIONS AND INTERPRETATION

1.1                     Definitions

Capitalised terms in this Financial Aid Agreement shall have the following meaning:

Effective Date	1 September, 00.00 am

Activities	The activities of fabrication and manufacture of luggage and the SIC Activities.

Affiliated Companies	Companies or entities controlled by Samsonite Corp. Control has the meaning described in article L.233.3 of the French Commercial Code.

Bank Account of the Company	The bank account with number opened in the name of the Company with the bank named Banque de l’Economie

Bank Account of the Paying Agent	The bank account with number opened in the name of the Creditors with the bank named Banque de l’Economie

Guarantee Period	24 months commencing on the Effective Date

Net Asset Value of the Company	The net asset value of the Company on the Effective Date as mentioned on line DL of the printout n° 2051 (2005, in thousands) in the tax documentation.

Paying Agent	Samsonite Europe NV

SIC Activities

The activities of fabrication of plastic products, mainly to serve the automobile and motorcycle industry, and the related know-how of Samsonite available on the Site before the Effective Date based on its know-how in relation to the luggage industry.

Site	The site of exploitation located at Hénin Beaumont, 504/520 boulevard Fernand Darchicourt, 62110 Hénin Beaumont.

Take-Over of the Site	The take-over of the business and the Activities in view of the realisation of the industrial project.

Third Party	Any person, whether a legal entity or a physical person, that is not a party to this Agreement and the Related Agreements.

1.2                     Interpretation

In this Financial Aid Agreement, unless otherwise provided for:

(i)                                     references to an article are references to an article of this Financial Aid Agreement;

(ii)                                  references to a provision of the law are references to such provision as amended, applied, modified or coordinated and include any provisions arising there from;

(iii)                               references to words mentioned in plural include references to the singular form and vice versa;

(iv)                              references to a person include a reference to its successors, assignees and transferees;

(v)                                 the headings mentioned in this Financial Aid Agreement are used for ease of reference and are not to be considered in interpreting this Agreement;

(vi)                              references to any other agreement or document are to be interpreted as applicable to such other agreement or document as amended, supplemented, restated or novated from time to time.

Article 2 :                                        Purpose of this Financial Aid Agreement

The Creditors have agreed to grant to the Company, which accepts, the Financial Aid consisting of

(1)                        a subsidy ( the “Subsidy”) of 4,000,000 EUR,

(2)                        a participative loan (the “Participative Loan”) for an amount of EUR 4,228,994.

(3)                        an advance to be paid into the account of the associates (the “Advance”) of EUR 1,000,000,

in accordance with the terms, charges and conditions set out in this Financial Aid Agreement.

The amounts transferred in accordance with this Financial Aid Agreement are to serve towards the restructuring of the Activities, the working capital, investments and the professional trainings necessary to realize the industrial project of the Company and the HB Group with respect to the Site.

During the entire Guarantee Period, the Company undertakes to use the Financial Aid to the benefit of the Activities of the Site and to the benefit of its restructuring.

During the entire Guarantee Period, the Company undertakes not to dispose of any Financial Aid received, by means of dividend distributions or repayment of the Participative Loan or the Advance, except for the following permitted dispositions: the Company may dispose of an amount equal to the Advance, increased by 10% of the Financial Aid, this 10% being limited to EUR 920,000.

Article 3 :      Subsidy

The Creditors shall grant to the Company, which accepts, in accordance with the terms and conditions as set out in this Financial Aid Agreement, a non-refundable Subsidy of a global amount of EUR 4,000,000 , divided into two tranches, being Tranche A and Tranche B.

The Subsidy shall be made available to the Company by means of transfer from the Bank Account of the Paying Agent to the Bank Account of the Company, or by means of a bank cheque within the period as stated below and under the following conditions:

• Tranche A: EUR 2,800,000 on the Effective Date;

• Tranche B: EUR 1,200,000 at the end of the Guarantee Period and upon the condition that the Company has not been rightfully held liable on the basis of the agreements entered into between the Parties, and in particular with regard to a default in the quality of the products and sub-assemblies, and non-compliance with delivery periods and the compensation which may result therefrom.

Article 4 :      Participative Loan

4.1       Object

The Creditors shall grant to the Company, which accepts, a Participative Loan, within the context of and in accordance with the law n° 78-741 of 12 July 1978, and under the terms and conditions as set out in this Financial Aid Agreement.

4.2       Amount

The amount of the Participative Loan is EUR 4,228,994.

The Participative Loan will be made available to the Company by means of a transfer from the Bank Account of the Paying Agent to the Bank Account of the Company on the Effective Date, or by means of a bank cheque.

4.2                                  Duration

The Participative Loan is granted for a period of seven (7) years as of the date that the funds are made available.

4.3       Interest – Participation clause

The amounts made available under the Participative Loan shall accrue interest at 6% annually.

In accordance with article L313-19 of the Monetary and Financial Code, this interest will be increased by a 15% participation in the net profits of the Company.

4.4       Repayments

The repayment of the capital and the payment of the interest shall occur in accordance with the amortisation table attached as Annex 1.

The first transfer (capital and interests) shall not be made before 24 months after the date of the funds being made available.

4.5       Prepayment

The Company shall not be released from its obligations by means of prepayment of the total or partial amount of the current loan before the expiration of a period of 24 months following the funds being made available, except if the prepayment is compensated by an equivalent amount of capital being contributed in the Company, it being understood that this contribution may not be the result of the re-evaluation of assets and that these funds will remain within the Company for at least 24 months following the Effective Date;

After this period of time, at the time of each envisaged expiry date, the Company may free itself from its obligations by means of a prepayment of the total amount of the current loan.

Each prepayment, voluntary or involuntary, in accordance with this Financial Aid Agreement will not result in any compensation being or becoming due.

Article 5 :      Advance

The Creditors grant to the Company, which accepts, under the terms and conditions as set out in this Financial Aid Agreement, the Advance of a total amount of 1,000,000 EUR.

The Advance will be made available to the Company by means of a transfer from the Bank Account of the Paying Agent to the Bank Account of the Company on the Effective Date.

Article 6 :      Undertakings of the Company

The Company undertakes:

•                  not to transfer any of its rights or obligations under the Financial Aid Agreement,

•                  to record the operations relating to the Participative Loan in an account especially opened for this purpose in its bookkeeping;

•                  to present to the Paying Agent all the documents which it judges useful at any time, amongst others the accounts of each economic exercise (profit and loss accounts, balance, accounts, etc…) necessary for applying and controlling the due execution of this Financial Aid Agreement;

Article 7 :      Undertakings of the HB Group

HB Group guarantees that the Company will fulfil its obligations under this Financial Aid Agreement.

Article 8 :      Transfer

The Transferors are co-owners of (i) a receivable for the amount of EUR 4,228,994 accruing interest at a rate of 6% per annum on the basis of the Participative Loan as mentioned in article 4, granted to the Company in accordance with this Financial Aid Agreement and (ii) an unsecured receivable (the “Receivable”) representing the Advance granted to the Company in accordance with the Financial Aid Agreement. The Participative Loan and the Receivable together represent the “Transferred Debt”.

It is specified that:

•                  the Transferors transfer to the Transferee the Transferred Debt, and the Transferee acquires the Transferred Debt;

•                  the transfer price of the Transferred Debt is EUR 1;

•                  the transfer price of the Transferred Debt is paid by the Transferee to Samsonite Europe NV by means of a bank cheque; the Transferors shall distribute the transfer price of the Transferred Debt amongst themselves.

Article 9 :      Other matters

9.1 Notices

All notices and communications made or sent between the Parties shall be effected by registered mail with evidence of receipt or by letter handed over in person and signed for on receipt by the addressee or by extra-judicial act (acte extrajudiciaire) to the addresses and persons mentioned hereafter or to any other address or person notified using the means described in the present article.

For the Creditors:

SAMSONITE

Mr. Marc Matton

27, rue de la Rochefoucauld

75009 Paris

With copy to :

LEXENS

Mr. Frédéric Boucly

128, Boulevard Haussmann

75008 Paris

For the Tranferor:

SAMSONITE EUROPE NV

Mr. Marc Matton

Westerring 17,

9700 Oudenaarde

Belgium

With copy to:

LEXENS

Mr. Frédéric Boucly

128, Boulevard Haussmann

75008 Paris

For the Purchaser:

Mr. Jean-Jaques AUREL

HB Group

Rue de l’Industrie

L-3895 Foetz

With copy to :

Fauvet La Giraudière & Associés

Avocats à la Cour

92 avenue d’Iéna

75008 Paris

For the Company:

Mr. Jean-Jacques AUREL

At the registered office of the Company

With copy to :

Fauvet La Giraudière & Associés

Avocats à la Cour

92 avenue d’Iéna

75008 Paris

9.2 Preamble and Annexes

The Preamble and the Annexes form an integral part of this Financial Aid Agreement and are binding upon the Parties as if they were an integral part thereof.

9.3 Confidentiality – Announcements

The Parties undertake to keep the Financial Aid Agreement confidential with regard to all Third Parties, and to undertake all necessary actions to ensure that their appointees and agents respect this same obligation.

This obligation shall not apply in the event that a Party, or an Affiliated Company is requested or required to present information or a document relating to the Agreement or a Related Agreement by an administrative-, judicial-, legal-, regulatory-, financial or market authority (in particular the NSEC or NASD).

Similarly, the Parties may communicate to their regular bankers, counsel, accountants, auditors, any information or document relating to the Take-Over of the Site, these persons being bound by professional confidentiality with regard to their clients.

9.4 Invalidity

If any of the provisions of this Financial Aid Agreement are declared to be invalid or void, such provision will, to the extent of its invalidity or it being void, cease to have effect and will be considered as no longer part of this Financial Aid Agreement but can in no way affect the validity and effectiveness of the other terms and conditions of the Financial Aid Agreement.

9.5 Endorsement and renunciation

No modification to this Financial Aid Agreement or to any document concluded in accordance with this Financial Aid Agreement can be validly made, unless such modification is made in writing and signed by all Parties.

The Parties reserve the right to, at all times, exercise any right or undertake any action to better protect their interests, and any delay or lack of exercise of such rights, cannot be interpreted as an abandonment or renunciation of such rights or actions.

9.6 Costs, disbursements and taxes

Each Party shall bear its own costs and disbursements incurred as result of the preparation of this Financial Aid Agreement and the realisation of the operations envisaged in the terms of this Financial Aid Agreement.

9.7 Applicable law and choice of forum

Any litigation relating to the conclusion, performance and/or interpretation of this Financial Aid Agreement will be resolved in accordance with French law.

Any litigation relating to the conclusion, performance and/or interpretation of this Financial Aid Agreement will be submitted in first instance to the jurisdiction of the Commercial Court of Paris.

Paris, 31 August 2005

in 5 original copies

Samsonite	Samsonite Europe NV

Artois Plasturgie	HB Group